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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                ZALE CORPORATION

                      (As Amended Through November 2, 2001)

                  FIRST: The name of the corporation is Zale Corporation (the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Lockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended. The Corporation will have perpetual existence.

                  FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares, consisting of:

                  (i) 5,000,000 shares of Preferred Stock, par value $.01 per share of the Corporation (the "Preferred Stock"), and

                  (ii) 70,000,000 shares of Common Stock, par value $.01 per share of the Corporation (the "Common Stock").

                  (b) Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine; provided, however, that shares of Preferred Stock (i) may be issued only (x) after the first annual meeting of stockholders of the Corporation after the Effective Time (as defined below) and (y) for purposes of a bona fide financing or acquisition transaction (as determined in good faith by the Board of Directors whose determination shall be conclusive) and (ii) shall in no event be issuable upon or in connection with exercise of rights distributed to stockholders of the Corporation generally.

                  (c) Shares of Preferred Stock may be issued, subject to paragraph (b) of this Article, from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of

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Directors as Permitted hereby, all shares shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

                  (d) Subject to the provisions of applicable law or of the Bylaws with respect to the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Preferred Stock shall be entitled to vote (together with the holders of shares of Common Stock) upon all matters submitted to a vote of stockholders and will be entitled to one vote for each share held; provided, however, that the resolution or resolutions providing for the issue of any series of Preferred Stock shall in no event authorize the holders of outstanding shares of Preferred Stock (i) to more than one vote for each share held in respect of any matter submitted to a vote of stockholders or
(ii) to vote as a separate class for a class of directors (x) exceeding 25% of the entire Board of Directors or (y) having either (1) greater voting powers than those of any other directors or (2) the right to vote as a separate class of directors apart from the entire Board of Directors (except to fill vacancies in such class).

                  (e) The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of the Preferred Stock designated for such existing series, and the Shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                  FIFTH: The number of directors that shall constitute the whole Board of Directors of the Corporation shall be (i) seven until the first annual meeting of stockholders after the Effective Time and (ii) thereafter such number not less than seven nor more than nine as shall be fixed by, or in the manner provided in, the Bylaws. The names of the persons who are to serve as initial directors from and after the Effective Time until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal are:

         Dean G. Groussman                  Frank E. Grzelecki
         Martin S. Ackerman                 Richard C. Marcus
         J. Glen Adams                      Andrew H. Tisch


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         Mark Dickstein

Election of directors need not be by written ballot.

                  SIXTH: (a) All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors, or to make new Bylaws; provided, however, that the Board of Directors shall not (i) adopt, alter, amend, or repeal the Bylaws of the Corporation except upon the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors at any annual or special meeting of the board, or by unanimous written consent of the directors; and (ii) adopt any provision of the Bylaws that is inconsistent with the provisions of this Certificate of incorporation or the effect of such provisions.

                  (b) [INTENTIONALLY OMITTED]

                SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) f or any breach of the director's duty of loyalty to the Corporation or its stockholders, or
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of (i) the fact that such person is or was a director, officer, employee or agent of the Corporation at any time after the Commencement Time (as defined below), or is or was serving at any time after the Commencement Time at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise and (ii) any acts or omissions by such person in such capacity that occurred after the Commencement Time, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, so long as such person acted or omitted to act in good faith and in a manner that such person (x) reasonably believed to be in or


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not opposed to the best interests of the Corporation and (y) with respect to any criminal action or proceeding, had reasonable cause to believe was lawful; provided, however, that if a court of competent jurisdiction, after exhaustion of all appeals therefrom, adjudges such person to be liable to the corporation for any amount or if such person pays an amount in settlement to the Corporation, the Corporation may indemnify such person for such amount only with the approval of such court. The Corporation may adopt Bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. "Commencement Time" means 8:00 a.m., C.S.T., on July 21, 1993.

                  EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation (including any consent or approval of stockholders of the Corporation required pursuant to paragraph (b) of Article SIXTH or by the Charter of any Material Subsidiary) shall be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the corporation may be called only by (a) the Board of Directors pursuant to a resolution adopted by a majority of the members of the board or
(b) the Chairman of the Board of Directors or (c) the President or Secretary upon the written request of the holders of at least 25% of the outstanding shares of the Common Stock.

                  NINTH: Notwithstanding any other provisions of this Certificate of incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock shall be required to amend, alter, or repeal any provision of Articles FIFTH, EIGHTH or NINTH of this Certificate of incorporation or adopt any provision inconsistent with such Articles FIFTH, EIGHTH OR NINTH.

                  TENTH: The Corporation expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.


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